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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-4 (File No. 333-106995) of our report dated March 21, 2003, except for Note 17 for which the date is March 28, 2003, on our audit of the financial statements of Team America, Inc. as of and for the year ended December 28, 2002. We also consent to the references to our firm under the caption "Experts."

Columbus, Ohio
August 19, 2003
                                                /s/ SCHNEIDER DOWNS & CO., INC.